UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
February 21, 2010

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8002 (Commission File Number)	04-2209186 (I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts (Address of principal executive offices)	02451 (Zip Code)
(781) 622-1000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
     On February 25, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Thermo Fisher Scientific Inc. (the “Company”) took the following actions relating to executive compensation:
     Annual Cash Incentive Plans — Approval of Payout of Cash Bonuses for 2009. The Compensation Committee approved the payout of cash bonuses for 2009 to the Company’s executive officers under the Company’s 2008 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2008 Annual Meeting of Stockholders. The Compensation Committee exercised its discretion to lower the amount of the cash bonuses payable under the 162(m) Plan based on its determinations as to the level of achievement of the applicable supplemental performance metrics and goals for 2009 under the Company’s annual cash incentive program, which operates in connection with the 162(m) Plan. The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) is set forth in the table below.
     Annual Cash Incentive Plans — Establishment of Criteria for 2010 Bonus. The Compensation Committee established the performance goal under the 2008 Annual Incentive Award Plan for 2010 as earnings before interest, taxes and amortization, excluding the impact of restructurings, cost of revenues charges associated with acquisitions or restructurings, selling, general and administrative charges associated with acquisition transaction costs, gains/losses from the sale of a business or real estate, material asset impairment charges and other unusual or nonrecurring items (“Adjusted Operating Income”); and determined the percentage of Adjusted Operating Income that each of the Company’s executive officers is entitled to receive as a cash bonus for 2010 under the Plan, subject to the Compensation Committee’s right to lower, but not raise, the actual cash bonus to be paid to such executive officer for the year. The Compensation Committee’s determination as to whether to lower the actual cash bonus to be paid to executive officers is generally based on the results of its determinations under the Company’s annual cash incentive program for that year (which is described in the next paragraph).
     The Compensation Committee also established a target cash bonus amount for each of the Company’s executive officers as well as supplemental performance metrics and goals for the Company under the Company’s annual cash incentive program for 2010. The target amount for each of the Company’s executive officers, which is a percentage of base salary (ranging from 45% to 115%), was determined by the Compensation Committee based on the salary level and position of such officer within the Company. The supplemental performance metrics and goals are based on (a) (70%) financial measures for the Company, comprised of growth in (i) revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) (35%) and (ii) earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue (35%) and (b) (30%) non-financial measures of the Company’s executive officers’ contributions to the achievement of certain business objectives of the Company. For each of the financial measures, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2010. After giving effect to the weighting of the supplemental performance metrics and individual performance, a range of performance for the financial and non-financial measures, corresponding to a multiplier of 0 to 2, will be applied to the target cash bonus amounts for the Company’s officers, including its executive officers.
     Base Salary — Approval of Increases. Effective April 5, 2010, the Compensation Committee increased the annual base salary of the Company’s executive officers. The annual base salary approved by the Compensation Committee for each of the Company’s named executive officers is set forth in the table below.
     Revised Target Bonus for 2010. The Company’s executive officers have annual target cash bonus amounts, expressed as a percentage of their annual base salaries. The percentages for certain executive officers were adjusted by the Compensation Committee. The revised target bonus percentages approved by the Compensation Committee for the Company’s named executive officers are set forth in the table below.

		2010 Salary	2010 Target Bonus
Name	2009 Cash Bonus	(Effective April 5, 2010)	(% of Base Salary)
Marc N. Casper President and Chief Executive Officer	$824,533	$1,000,000	115%
Peter M. Wilver Senior Vice President, Chief Financial Officer	$450,000	$616,000	75%
Alan J. Malus Senior Vice President	$459,824	$570,000	75%
Seth H. Hoogasian Senior Vice President, General Counsel and Secretary	$312,975	$494,500	65%
Marijn E. Dekkers Former President and Chief Executive Officer*	—	—	—

*	Mr. Dekkers resigned from the Company on September 15, 2009, effective October 15, 2009.
     Amendments to Severance Arrangements
     The Committee also approved amendments to the Company’s Executive Severance Policy as it relates to the executive officers, and to the 2009 Restatement of Executive Severance Agreement between the Company and Mr. Casper, in order to comply with a recent Internal Revenue Service ruling. The Committee approved these amendments in order to preserve the tax deductibility of the Company’s annual performance-bonuses to executive officers. The Committee approved an amendment to the Executive Severance Policy providing that an executive officer who is terminated during the year involuntarily without “cause” (as defined in the Executive Severance Policy) would receive a pro rata bonus for that year, based on his or her target bonus percentage for that year. That pro rata bonus would not be paid until March of the following year, when the other officer bonuses would be paid, and only if the performance goals established pursuant to the Company’s 2008 Annual Incentive Award Plan (or similar provision of any applicable shareholder-approved successor plan) applicable to the other officers were met. Amendment No 1 to Executive Severance Policy, dated February 25, 2010, is filed with this Current Report on Form 8-K as Exhibit 10.1. The Committee also approved an amendment to Mr. Casper’s agreement providing that, in the case of involuntary termination without “cause” or “good reason” termination of his employment (as each of those terms is defined in the 2009 Restatement of Executive Severance Agreement by and between the Company and Marc Casper), Mr. Casper would only receive his pro rata bonus for the year of termination if the performance goals established pursuant to the Company’s 2008 Annual Incentive Award Plan (or similar provision of any applicable shareholder-approved successor plan) applicable to the other officers were met, and that pro rata bonus would not be paid until March of the following year, when the other officer bonuses would be paid. Amendment No. 1 to 2009 Restatement of Executive Severance Agreement by and between the Company and Marc Casper, dated February 25, 2010, is filed with this Current Report on Form 8-K as Exhibit 10.2.
Departure of Director
     On February 21, 2010 and February 25, 2010, Stephen P. Kaufman and Michael A. Bell, respectively, informed the Company of their decision to not stand for re-election to the Company’s Board of Directors. Messrs. Kaufman and Bell’s terms expire at the Company’s 2010 annual meeting of stockholders.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment No. 1 to Executive Severance Policy, dated February 25, 2010

10.2	Amendment No. 1 to 2009 Restatement of Executive Severance Agreement by and between the
Company and Marc Casper, dated February 25, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 25th day of February, 2010.

THERMO FISHER SCIENTIFIC INC.
By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Executive Severance Policy, dated February 25, 2010

10.2	Amendment No. 1 to 2009 Restatement of Executive Severance Agreement by and between the
Company and Marc Casper, dated February 25, 2010